Exhibit 10.3

DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT (“Agreement”) is entered into and effective as of April 22, 2016, by and between Toucan Interactive Corp., a Nevada corporation (the “Company”) and Mikhail Bukschpan, an individual (“Lender”), with respect to the following:

A. The Lender owns an aggregate of 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”) which represents a majority of the outstanding shares of the Company’s Common Stock.

B. The Seller agrees to sell to the Company, and the Company agrees to repurchase the Shares from the Lender, for a purchase price equal to an aggregate sum of $240,605.36 (the “Repurchase Price”), pursuant to that certain Repurchase Agreement dated as of the date hereof (the “Repurchase Agreement”).

C. The Lender has loaned or advanced to the Company (i) an aggregate principal amount of approximately $4,678 plus any and all accrued and unpaid interest and (ii) funds to pay any and all costs and expenses incurred by the Company to satisfy the closing conditions in that certain Securities Purchase Agreement by and among the Company, the Lender, and BDK Capital Group, LLC (the “Securities Purchase Agreement”) and the Repurchase Agreement (together with the Securities Purchase Agreement, the “Agreements”), and to complete the transactions contemplated by the Agreements and that certain Letter Agreement by and among the Company, the Lender and BDK Arcadia, LLC dated as of March 23, 2016 (collectively, the “Total Debt”).

D. Except for this Total Debt, the Company does not owe any other debt to the Lender.

E. The Lender agrees and acknowledges that the Repurchase Price paid in accordance with the terms of the Repurchase Agreement satisfies the Total Debt in entirety in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings herein specified and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with the intent to be obligated legally and equitably, the parties agree as follows:

1. Effective upon the execution and delivery of this Agreement, and subject to the delivery and receipt of the Repurchase Price in accordance with the Repurchase Agreement, the Lender acknowledges and agrees that the Total Debt plus all accrued and unpaid interest is hereby satisfied in its entirety and “paid in full”. The Lender hereby confirms and agrees that except for the Total Debt the Company does not owe any other additional amounts to him under any other contract, arrangement, or agreement.

2. Effective upon the execution and delivery of this Agreement and the Repurchase Price in accordance with the terms and conditions of the Repurchase Agreement, the Lender, for himself and his assigns, heirs, executors, administrators, and representatives, hereby fully releases, remises, acquits, forever discharges, and indemnifies the Company and its respective affiliates and successors, together with all of its respective representatives, consultants, attorneys, fiduciaries, and assigns, from any and all claims, demands, actions, losses, and expenses of any kind or nature arising out of any and all causes of action, agreements, claims, demands, actions, damages, judgments, debts, covenants, executions, liabilities, obligations, losses, and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts, or circumstances, whether known or unknown, direct or indirect, arising out of or related to the Total Debt whether existing now or in the future.

To effect a full and complete general release as described above, the Lender expressly waives and relinquishes all rights and benefits of section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the Civil Code of the State of California states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Company, the Lender expressly acknowledges this Agreement is intended to include in its effect, without limitation, all claims the Lender does not know or suspects to exist in the Lender’s favor at the time of signing this Agreement, and that this Agreement contemplates the extinguishment of any such claims. The Lender warrants that he has read this Agreement, including this waiver of California Civil Code section 1542, and that the Lender has consulted with or had the opportunity to consult with counsel of the Lender’s choosing about this Agreement and specifically about the waiver of section 1542, and that the Lender understands this Agreement and the section 1542 waiver, and so the Lender freely and knowingly enters into this Agreement.

3. The Lender and the Company hereby represent and warrant that the undersigned individuals have the authority to act on behalf of the signing party and have the authority to bind that party, and all that may claim through it, to the terms and conditions of this Agreement.

4. The Lender represents and warrants that he has had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement. Nether the Lender or the Company has relied upon any representations or statements made by any other party that are not specifically set forth in this Agreement. In the event of vagueness, ambiguity or uncertainty, this Agreement shall not be construed against the party preparing it, but shall be construed as if all parties prepared it jointly.

5. The Lender represents and warrants that he has conducted all necessary investigations, assume the risk of any untruths regarding any matters upon which he has relied and forever waive any rights to rescind this Agreement.

6. In the event that any provision hereof becomes declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said illegal provision.

7. This Agreement represents the entire agreement and understanding between the Lender and the Company, and represents the complete, final, and exclusive embodiment of their agreement concerning the matters set forth herein. Further, this Agreement shall supersede and replace any and all prior and contemporaneous agreements, representations, and understandings regarding the subject of this Agreement.

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8. This Agreement shall be governed by the laws of the State of California in the United States of America. By signing this Agreement, the Parties hereby agree and submit to the jurisdiction of the courts in California, and that venue of any suit or action shall be in the downtown branch of the courts of Los Angeles County, California.

9. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned. This Agreement may be transmitted by facsimile or otherwise.

10. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

COMPANY:

Toucan Interactive Corp., a Nevada corporation

By:
Name:	Mikhail Bukschpan
Title:	Chief Executive Officer

LENDER:

Mikhail Bukschpan

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